Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contact:
Maria Gemskie
Craig Grabiner (312) 435-3620 news@cbot.com	Debbie Koopman (312) 789-8532 investorrelations@cbot.com

CBOT Holdings Reports Record Quarterly Earnings and Revenues

—Achieves Record Quarterly Trading Volume

—Non-GAAP Operating Margin Expands to Nearly 55 Percent

CHICAGO, April 19, 2007 – CBOT Holdings, Inc. (CBOT), holding company for the Chicago Board of Trade, today announced record quarterly earnings and revenues. Net income was $55.4 million, or $1.05 per diluted share, for the first quarter ended March 31, 2007. Excluding merger-related expenses, net income was $68.4 million, or $1.29 per diluted share, a 95 percent increase from the first quarter of 2006. In last year’s first quarter, the company reported net income of $35.1 million, or $0.66 per diluted share. A reconciliation of all non-GAAP financial information to GAAP financial information is included following the financial statements.

Revenues for the quarter increased 34 percent to $187.7 million, driven by record trading volume and higher average exchange fee rates. Operating margin for the quarter, excluding merger-related expenses, rose nearly 15 percentage points to 54.6 percent, reflecting the effectiveness of the company’s operating model and its disciplined expense management.

Included in the first-quarter 2007 results are $13.0 million in merger-related expenses. These expenses are non-deductible for tax purposes and consist primarily of legal and advisory fees incurred in connection with the CBOT’s merger agreement with Chicago Mercantile Exchange Holdings Inc. (CME) and the previously-announced, unsolicited proposal from IntercontinentalExchange, Inc. (ICE).

“The positive momentum we built last year is carrying through into 2007, as we experience higher trading volume and continue to effectively manage expenses,” said CBOT President and CEO Bernard W. Dan. “I believe that the CBOT is better positioned than ever to provide market participants around the world with unique products, innovative risk management tools and deep, liquid markets.”

Dan continued, “This is a dynamic time for the CBOT and our industry, which is undergoing consolidation and intense global competition. We remain focused on driving growth, managing our day-to-day business and serving the diverse needs of our customers.”

Financial Highlights:

($s in millions, except per share)	Q1 FY07	Q1 FY06	Y/Y
Revenues	$187.7	$140.1	34%
GAAP Operating Income	$89.5	$55.6	61%
Non-GAAP Operating Income	$102.5	$55.6	84%
GAAP Operating Margin %	47.7%	39.7%	8.0 pts
Non-GAAP Operating Margin %	54.6%	39.7%	14.9 pts
GAAP Net Income	$55.4	$35.1	58%
Non-GAAP Net Income	$68.4	$35.1	95%
GAAP Diluted EPS	$1.05	$0.66	59%
Non-GAAP Diluted EPS	$1.29	$0.66	95%

NOTE: Certain prior period amounts have been reclassified to conform to current period presentation.

The non-GAAP financial measures of operating performance exclude merger-related expenses of $13.0 million for the first quarter of 2007. The merger-related expenses are non-deductible for tax purposes, thus the pre-tax and after-tax impact is the same. Non-GAAP measures do not replace and are not a substitute for our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Revenue growth for the quarter was primarily driven by higher exchange and clearing fees, which increased $45.3 million, or 43 percent. This growth was a result of a 24 percent increase in trading volume and a 15 percent increase in the average rate per contract in the first quarter of 2007 compared with 2006.

CBOT achieved record trading volume for the quarter with 239.7 million contracts traded, reporting volume increases across each of CBOT’s major product categories. Average daily volume (ADV) for the quarter was 3.9 million contracts, up 24 percent from the same period last year. Electronic trading volume increased 42 percent, boosting the percentage of trades executed on the CBOT’s electronic trading platform to 78 percent of total exchange ADV in 2007’s first quarter, up from 69 percent in the first quarter of 2006 and 73 percent in the fourth quarter of 2006. The higher level of electronic trading, in part, reflects the favorable reception by market participants to the electronic trading of Agricultural futures during daytime hours.

The average rate per contract was $0.633 for the quarter compared with $0.552 in the first quarter of 2006. The rate increase primarily resulted from changes in trading fees implemented in 2006, as part of the company’s strategy to further segment its pricing structure. The average rate per contract also benefited from increased electronic trading of Agricultural contracts following the August 1, 2006, introduction of electronic trading of Agricultural futures during daytime trading hours. The average rate per contract represents total exchange and clearing fee revenue divided by total reported trading volume.

Total operating expenses for the first quarter were $98.2 million, up 16 percent over the prior year’s first quarter. Excluding merger-related expenses of $13.0 million for the quarter, operating expenses were relatively flat compared with the prior year period. Volume-based expenses of $23.9 million rose 21 percent, in line with the growth in trading volume. Baseline and other costs, or non-volume based expenses, were $74.3 million this quarter compared with $64.7 million in the first quarter of 2006, a 15 percent increase. Excluding first quarter 2007 merger-related expenses, non-volume based expenses were down about 5 percent from last year’s first quarter.

Disciplined expense management was a key factor in delivering higher operating margins in the first quarter. The operating margin for the quarter increased to 47.7 percent from 39.7 percent in the same period last year. Excluding merger-related expenses, the operating margin for the quarter was 54.6 percent.

Other Financial Metrics

(in millions, except rate per contract)

	Q1 FY07	Q1 FY06
Average Daily Volume	3.9	3.1
Reported Trading Volume	239.7	192.7
Average Rate per Contract	$0.633	$0.552
Depreciation & Amortization	$11.5	$14.1
Non-Cash Stock Compensation	$0.8	$0.4
Capital Expenditures	$2.9	$4.2

CBOT First Quarter 2007 Operational Highlights

•

Launched a new stock index futures contract based on the Dow Jones U.S. Real Estate IndexSM (DJUSRE), designed to help market participants capitalize on changes in the real estate sector of the stock market and better manage commercial real estate exposure.

•	Expanded the CBOT Swap complex with a 30-year Interest Rate Swap futures contract, providing the swap market with a tradable reference point at the long end of the swap curve.

•

Announced plans to launch mini-sized Ag futures contracts on CBOT’s electronic trading platform on May 14, 2007. The CBOT mini-sized Corn, Soybeans and Wheat contracts will trade electronically during overnight hours, while continuing to trade by open auction during daytime hours.

Outlook

The guidance outlined below is based on the company’s current operating model as a standalone company and does not take into account merger-related expenses expected to be incurred in connection with the merger agreement between CBOT and CME or the unsolicited proposal from ICE. Given current market conditions and what is known today, CBOT currently expects the following:

	Fiscal Year 2007	Second Quarter 2007
($s in millions, except per contract data)
Baseline and other expenses, which equal total operating expenses less volume-based expenses (excludes merger-related expenses)	$250 - $260	$62 - $65

Non-cash stock compensation expense included in baseline expenses	$4.1 - $4.5	$1.5 - $1.6

Fiscal Year and Second Quarter 2007
Volume-based expenses, which include clearing costs and contracted license fees, per reported contract	Around $0.100 to $0.102

Absent changes in transaction mix, the average rate per contract should approximate the first quarter rate.

The company does not provide an outlook for trading volume or revenue but does report the trading volume daily on its website at http://www.cbot.com/cbot/pub/page/0,3181,834,00.html#daily

	1Q 2007	4Q 2006	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005

Trading Days	62	63	63	63	62	63	64	64

AVERAGE RATE PER CONTRACT (in dollars)
PRODUCT:
Interest Rate	$0.552	$0.569	$0.568	$0.523	$0.517	$0.537	$0.469	$0.467
Agriculture	0.966	0.931	0.790	0.680	0.673	0.666	0.631	0.643
Equity Index	0.799	0.803	0.779	0.712	0.760	0.789	0.672	0.630
Metals, Energy & Other	0.822	1.001	1.048	0.986	1.312	1.559	1.360	1.312
Overall average rate per contract	0.633	0.653	0.618	0.564	0.552	0.570	0.501	0.499
VENUE:
Open-Auction	0.516	0.522	0.524	0.515	0.515	0.507	0.485	0.483
Electronic	0.587	0.612	0.562	0.503	0.495	0.506	0.411	0.397
Off-Exchange	2.821	3.179	3.172	2.564	2.296	2.299	2.117	2.404
Overall average rate per contract	0.633	0.653	0.618	0.564	0.552	0.570	0.501	0.499

AVERAGE DAILY VOLUME (Round Turns, in thousands)

	1Q 2007	4Q 2006	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005

PRODUCT:
Interest Rate	3,032	2,480	2,507	2,588	2,561	1,951	2,123	2,368
Agriculture	631	611	490	529	412	331	350	404
Equity Index	138	112	110	131	113	112	103	115
Metals, Energy & Other	65	65	56	54	22	9	5	3

Total	3,866	3,269	3,163	3,302	3,108	2,404	2,582	2,889

VENUE:
Open-Auction	733	813	850	990	887	685	773	940
Electronic	3,031	2,375	2,232	2,220	2,132	1,633	1,707	1,843
Off-Exchange	102	81	81	91	88	86	102	106

Total	3,866	3,269	3,163	3,302	3,108	2,404	2,582	2,889

TRANSACTION FEES (in thousands)

	1Q 2007	4Q 2006	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005

PRODUCT:
Interest Rate	$103,697	$88,894	$89,673	$85,339	$82,032	$65,994	$63,741	$70,733
Agriculture	37,818	35,821	24,378	22,664	17,176	13,869	14,150	16,604
Equity Index	6,815	5,677	5,416	5,859	5,337	5,588	4,439	4,627
Metals, Energy & Other	3,323	4,116	3,699	3,360	1,805	908	393	252

Total	$151,653	$134,509	$123,166	$117,221	$106,351	$86,360	$82,722	$92,216

VENUE:
Open-Auction	$23,468	$26,730	$28,060	$32,136	$28,356	$21,885	$23,979	$29,085
Electronic	110,345	91,570	79,000	70,341	65,442	52,013	44,872	46,883
Off-Exchange	17,840	16,209	16,106	14,745	12,552	12,462	13,871	16,247

Total	$151,653	$134,509	$123,166	$117,221	$106,351	$86,360	$82,722	$92,216

Earnings Conference Call

CBOT Executives will host a conference call to review its first quarter results today, April 19, 2007, at 8:00 a.m. ET / 7:00 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the investor relations section of the CBOT Holdings website at http://www.cbot.com. The webcast will be available for replay at the same address approximately two hours following its conclusion. Those who wish to listen to the conference call via telephone should dial 888.396.2298 (U.S. callers) and 617.847.8708 (International callers) at least 10 minutes before the call begins. The verbal passcode for the call is “CBOT Holdings.” To listen to an archived recording after the call, please dial 888-286-8010 (U.S. callers) and 617-801-6888 (International callers). The passcode for the replay is 40764305.

Use of Non-GAAP Financial Information

In this press release, we use non-GAAP financial measures of operating performance. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP financial measures do not replace and are not a substitute for our GAAP financial results, but are provided to present the effects of expenses recorded by CBOT Holdings, Inc. in connection with our proposed merger with Chicago Mercantile Exchange Holdings, Inc. and the unsolicited offer from IntercontinentalExchange, Inc., and to improve overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, our management uses these measures for reviewing financial results and evaluating financial performance.

About the CBOT

As one of the leading global derivative exchanges, the Chicago Board of Trade provides a diverse mix of financial, equity, and commodity futures and options-on-futures products. Building on its 159-year history, the CBOT continues to advance into the future using the strength of deep liquidity, market integrity and member-trader expertise. Using superior trading technology in both electronic and open-auction trading platforms, the CBOT provides premier customer service to risk managers and investors worldwide. For more information visit our website at www.cbot.com.

Important Merger Information

In connection with the proposed merger of CBOT Holdings, Inc. (“CBOT”) and the Chicago Mercantile Exchange Holdings Inc. (“CME”), the parties have filed relevant materials with the Securities Exchange Commission (“SEC”), including a joint proxy statement/prospectus regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors are able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about CBOT and CME without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus can also be obtained when available, without charge by directing a request to CBOT Holdings, Inc., Attention: Investor Relations, at 141 West Jackson, Chicago, Illinois 60604 or calling (312) 435-3500.

CBOT, CME and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from CBOT shareholders in respect of the proposed transaction. Information regarding CBOT directors and executive officers is available in CBOT’s proxy statement for its 2007 annual meeting of stockholders, dated March 29, 2007. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this document and its attachments may contain forward-looking information regarding CBOT, CME and the combined company after the completion of the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CBOT and CME including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of CBOT and CME and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of CBOT shareholders or CME shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty. Additional risks and factors are identified in CBOT’s filings with the SEC, including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on CBOT’s website at http://www.cbot.com.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except for any obligation to disclose material information under the Federal securities laws, CBOT undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

Other Information

“Dow Jones,” and “Dow Jones U.S. Real Estate Index” are service marks of Dow Jones & Company, Inc., and have been licensed for use for certain purposes by CBOT. CBOT’s DJUSRE Index futures contract based on the Dow Jones U.S. Real Estate IndexSM, is not sponsored, endorsed, sold or promoted by Dow Jones, or any of its subsidiaries or affiliates, and none of Dow Jones, or any of its respective subsidiaries or affiliates make any representation regarding the advisability of investing in such contracts.

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(unaudited, in thousands)

	03/31/06	06/30/06	09/30/06	12/31/06	03/31/07
ASSETS
Current assets:
Cash and cash equivalents:
Unrestricted	$99,882	$60,629	$92,950	$177,664	$181,077
Held under deposit and membership transfers	4,966	5,279	2,790	1,503	6,792

Total cash and cash equivalents	104,848	65,908	95,740	179,167	187,869

Restricted cash	29,203	9,182	9,220	975	3,115
Short term investments	253,979	327,956	338,426	312,411	362,366
Accounts receivable—net of allowance	50,962	55,959	60,099	62,451	79,280
Deferred income taxes	1,921	2,240	2,489	—	—
Prepaid expenses	23,233	20,778	19,020	9,492	15,355

Total current assets	464,146	482,023	524,994	564,496	647,985

Property and equipment:
Land	34,234	34,234	34,234	34,234	34,234
Buildings and equipment	335,415	340,113	341,171	343,271	345,473
Furnishings and fixtures	189,188	180,813	184,098	184,913	185,854
Computer software and systems	93,719	93,294	93,987	93,942	93,935
Construction in progress	4,469	4,145	4,853	1,906	1,539

Total property and equipment	657,025	652,599	658,343	658,266	661,035
Less accumulated depreciation and amortization	412,108	415,691	426,282	433,989	445,241

Property and equipment—net	244,917	236,908	232,061	224,277	215,794

Other assets—net	21,229	23,403	23,304	22,557	21,618

Total assets	$730,292	$742,334	$780,359	$811,330	$885,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,965	$12,291	$13,125	$11,149	$20,256
Accrued clearing services	15,023	16,490	15,670	16,226	18,796
Accrued real estate taxes	6,078	8,108	5,605	7,473	5,500
Accrued payroll costs	2,966	4,931	7,739	9,859	3,996
Accrued exchange fee rebates	659	400	450	675	972
Accrued employee termination	1,755	1,141	786	624	31
Accrued liabilities	7,241	10,672	10,935	11,007	10,569
Funds held for deposit and membership transfers	33,220	13,532	11,088	1,562	8,991
Current portion of long-term debt	19,455	20,014	11,877	10,716	—
Income tax payable	24,425	6,001	10,325	10,428	35,371
Other current liabilities	432	412	278	562	493

Total current liabilities	124,219	93,992	87,878	80,281	104,975

Long-term liabilities:
Deferred income tax liabilities	14,872	12,200	8,680	2,984	833
Other liabilities	13,837	14,080	12,371	19,645	14,831

Total long-term liabilities	28,709	26,280	21,051	22,629	15,664

Total liabilities	152,928	120,272	108,929	102,910	120,639

Stockholders’ equity:
Common stock	53	53	53	53	53
Additional paid-in capital	487,404	488,651	489,195	489,817	490,664
Retained earnings	89,821	133,281	182,094	226,961	282,352
Accumulated other comprehensive income (loss)	86	77	88	(8,411)	(8,311)

Total stockholders’ equity	577,364	622,062	671,430	708,420	764,758

Total liabilities and stockholders’ equity	$730,292	$742,334	$780,359	$811,330	$885,397

The current balance sheet presentation does not reflect the adoption of Financial Accounting Standards Board Interpretation (“Fin 48”) “Accounting for Uncertain Tax Positions”, which is currently being finalized. Any adjustment as a result of the adoption will not have an impact on the income statement, but rather will result in an adjustment to stockholders’ equity. Any potential impact from the adoption of Fin 48 will be reflected in the consolidated financial statements filed with the Securities Exchange Commission in the company’s first quarter 10-Q.

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

(unaudited, in thousands, except per share data)

	QUARTER ENDED
	06/30/06	09/30/06	12/31/06	03/31/07	03/31/06
Revenues:
Exchange fees	$91,855	$93,901	$104,448	$117,680	$83,120
Clearing fees	25,366	29,265	30,061	33,973	23,231
Market data	26,286	23,709	24,970	25,082	23,643
Building	5,910	5,768	5,956	5,915	5,505
Services	4,299	4,431	3,280	4,234	4,236
Other	407	550	543	853	351

Total revenues	154,123	157,624	169,258	187,737	140,086

Expenses:
Clearing services	19,490	18,671	19,225	21,796	18,023
Contracted license fees	1,914	1,771	1,858	2,119	1,738
Salaries and benefits	19,028	18,955	18,820	20,487	19,102
Depreciation and amortization	14,789	13,671	12,252	11,520	14,086
Professional services	4,558	3,661	14,401	16,654	3,939
General and administrative expenses	4,546	3,885	4,837	4,477	5,076
Building operating costs	6,002	5,406	6,450	6,420	6,603
Information technology services	11,885	13,282	11,951	11,772	12,230
Programs	3,086	2,497	3,525	2,991	2,627
Severance and related costs	(22)	67	133	(18)	1,036

Operating expenses	85,276	81,866	93,452	98,218	84,460

Income from operations	68,847	75,758	75,806	89,519	55,626

Non-operating Income and Expense
Interest income	4,363	5,382	5,879	6,376	3,483
Interest expense	(388)	(304)	(236)	(216)	(585)

Non-operating income	3,975	5,078	5,643	6,160	2,898

Income before income taxes	72,822	80,836	81,449	95,679	58,524

Income taxes
Current	32,168	35,460	33,585	41,992	25,466
Deferred	(3,042)	(3,777)	2,794	(2,122)	(2,291)

Total income taxes	29,126	31,683	36,379	39,870	23,175

Income before equity in unconsolidated subsidiary	43,696	49,153	45,070	55,809	35,349

Equity in loss of unconsolidated subsidiary—net of tax	(237)	(340)	(203)	(418)	(246)

Net income	$43,459	$48,813	$44,867	$55,391	$35,103

Earnings per share:
Basic	$0.82	$0.92	$0.85	$1.05	$0.66
Diluted	$0.82	$0.92	$0.85	$1.05	$0.66

Weighted average number of common stock shares:
Basic	52,792	52,794	52,795	52,798	52,787
Diluted	52,848	52,865	52,887	52,900	52,840

At December 31, 2006, the company changed the format of its income statement. The company reclassified interest income and interest expense from revenue and operating expense, respectively, to a non-operating income and expense section in the consolidated statements of income. Accordingly, prior period amounts have been reclassified to conform to current period presentation.

Operating expense makeup:
Volume-based	21,404	20,442	21,083	23,915	19,761
Baseline	63,894	61,357	72,236	74,321	63,663
Other	(22)	67	133	(18)	1,036

Total	85,276	81,866	93,452	98,218	84,460

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	QUARTER ENDED
	06/30/06	09/30/06	12/31/06	03/31/07	03/31/06
Cash flows from operating activities:
Net income	$43,459	$48,813	$44,867	$55,391	$35,103
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	14,789	13,671	12,252	11,520	14,086
Deferred income taxes (benefit)	(3,042)	(3,777)	2,794	(2,122)	(2,291)
Stock-based compensation	1,248	544	543	847	413
Change in allowance for doubtful accounts	85	20	(368)	27	—
(Gain) / loss on foreign currency transaction	11	3	—	—	(2)
(Gain) / loss on sale or retirement of fixed assets	—	21	38	10	7
Equity in loss of unconsolidated subsidiary	394	567	338	418	411
Amortization of short term investment discounts	(125)	(2,674)	2,545	(1,252)	(1,094)
Changes in assets and liabilities:
Accounts receivable	(2,150)	(4,602)	(651)	(18,065)	(16,654)
Income tax receivable / payable	(18,424)	4,324	103	24,943	18,674
Prepaid expenses	2,455	1,758	3,003	(5,863)	(4,823)
Other assets	(2,628)	428	528	418	376
Accounts payable	(674)	834	(1,976)	9,107	(7,490)
Accrued clearing services	1,467	(820)	556	2,570	3,737
Accrued real estate taxes	2,030	(2,503)	1,868	(1,973)	(1,652)
Accrued payroll costs	1,965	2,808	2,120	(5,863)	(3,385)
Accrued exchange fee rebates	(259)	50	225	297	(541)
Accrued employee termination	(614)	(355)	(162)	(593)	(1,308)
Accrued liabilities	1,047	148	(1,877)	771	(702)
Funds held for deposit and membership transfers	(19,688)	(2,444)	(9,526)	7,429	18,399
Other current liabilities	(20)	(134)	(105)	(13)	(4,751)
Other long-term liabilities	243	(1,709)	140	(4,814)	253

Net cash flows from operating activities	21,569	54,971	57,255	73,190	46,766

Cash flows from investing activities:
Acquisition of property and equipment	(6,658)	(8,721)	(4,550)	(2,929)	(4,195)
Purchase of short term investments	(275,633)	(85,151)	(265,940)	(224,285)	(124,483)
Proceeds from short term investments	201,781	77,355	289,410	175,582	111,486
Restricted cash	20,021	(38)	8,245	(2,140)	(15,172)
Proceeds from sale of property and equipment	—	(1)	—	—	93
Investment in joint ventures	(20)	(1,000)	(10)	—	(254)

Net cash flows from (used in) investing activities	(60,509)	(17,556)	27,155	(53,772)	(32,525)

Cash flows from financing activities:
Repayments of borrowings	—	(7,583)	(1,062)	(10,716)	(10,714)
Excess tax benefit of stock compensation	—	—	79	—	—

Net cash flows used in financing activities	—	(7,583)	(983)	(10,716)	(10,714)

Net increase (decrease) in cash and cash equivalents	(38,940)	29,832	83,427	8,702	3,527

Cash and cash equivalents—beginning of period	104,848	65,908	95,740	179,167	101,321

Cash and cash equivalents—end of period	$65,908	$95,740	$179,167	$187,869	$104,848

Cash paid for:
Interest	$110	$550	$10	$377	$736

Income taxes (net of refunds)	$50,434	$30,910	$33,268	$17,049	$6,627

Non-cash activity:
FAS 159 pension adjustment	$—	$—	$14,176	$—	$—

Reconciliation of GAAP to Non-GAAP Financial Measures

CBOT used non-GAAP financial measures of operating performance to eliminate merger-related expenses incurred in the first quarter of 2007. Non-GAAP measures do not replace and are not a substitute for our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Quarter Ended March 31, 2007 ($s in millions, except per share)

	As Reported	Merger- related Expenses	Adjusted (Non-GAAP)
Income from Operations	$89.5	$13.0	$102.5

Operating Margin %	47.7%	6.9%	54.6%

Net Income	$55.4	$13.0	$68.4

Diluted Earnings Per Share	$1.05	$0.24	$1.29